EXHIBIT 99.1

Steinway Reports Q2 2009 Results

WALTHAM, MA — August 6, 2009 — Steinway Musical Instruments, Inc. (NYSE: LVB) today reported results for the quarter and six months ended June 30, 2009.

Dana Messina, Chief Executive Officer, said, “We continue to navigate well through a very uncertain market.  We planned our business carefully and are managing our operations around the world in a disciplined manner.  By executing on areas under our control, we have succeeded in dramatically reducing our cost structure.  As expected, difficult sales trends carried through the second quarter as global consumer spending remained weak.  We continue to operate our factories at significantly reduced production levels to reflect the weak demand.”

Second Quarter Results

•                  Sales of $72 million, down 27%

•                  Gross margin decreased to 26.2% from 29.5%

•                  Operating expenses reduced by 22%

•                  Loss per share of $0.07

YTD Results

•                  Sales of $142 million, down 26%

•                  Gross margin decreased to 26.4% from 29.3%

•                  Operating expenses reduced by 20%

•                  Earnings per share of $0.05

Balance Sheet Highlights

•                  Cash of $46 million

•                  Revolver availability of $74 million

•                  Working capital of $229 million

Messina added, “The softness in our band business has been more dramatic than we anticipated.  Dealers are reducing inventories, purchasing clearance product from other manufacturers, and pushing on the supply chain to carry larger inventories.  That said, we do not believe that industry sales will decline further.  Our superior products, including our new woodwind models, will help us maintain our competitive position as we move through this cycle for the remainder of the year.”

Outlook

Mr. Messina continued, “While we remain cautious with our outlook, our products are highly desired and we believe we will increase market share.  Our dealers have reduced inventories significantly and we are seeing higher sell through levels at retail.  With the lending markets easing and dealer inventories at low levels, we expect to see some recovery in the fourth quarter.”

“We have seen a few competitors fail and we expect more to follow,” said Messina. “As a result, the supply of manufacturing capacity is likely to shrink over the next year.  The tough decisions we made to reduce costs dramatically have given us the needed flexibility to weather this difficult economic environment.  We remain confident that we will emerge an even stronger competitor.”

Segment Information

Piano Segment

Second Quarter

•                  Sales of $42 million, down 26%

•                  Gross margin decreased to 29.9% from 34.9%

YTD

•                  Sales of $80 million, down 29%

•                  Gross margin decreased to 30.7% from 34.7%

Band Segment

Second Quarter

•                  Sales of $30 million, down 28%

•                  Gross margin decreased to 21.0% from 21.8%

YTD

•                  Sales of $62 million, down 23%

•                  Gross margin decreased to 20.9% from 21.7%

UAW Decertification

The Company also announced that the union has been decertified at its Elkhart brass instrument facility.  John Stoner, President of Conn-Selmer explained, “We are pleased that a majority of our employees voted to terminate their relationship with the UAW.  We look forward to the future with our skilled team of brass instrument workers who continue to improve the quality and efficiencies in that plant.  I have no doubt that we will be better able to satisfy customers by delivering the finest brass musical instruments and customer service in the world.”

Conference Call

Management will be discussing the Company’s second quarter results as well as its outlook for the remainder of 2009 on a conference call today beginning at 5:00 p.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are either out of operating management’s control or are otherwise unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers.

The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization. The Company’s domestic credit agreement, which provides for borrowings up to $110.0 million and is a material credit agreement to the Company, contains a minimum Fixed Charge Coverage Ratio which is based on Adjusted EBITDA. A minimum ratio of 1.1 to 1.0 is required to be met if the Company has had less than $20.0 million of availability on its line of credit in the last thirty days. At the end of the most recent period the Company had remaining borrowing availability on the line of credit of $73.9 million (net of letters of credit) and therefore this covenant did not apply. Should this covenant apply and not be met, the Company could be required to make immediate repayment of its line of credit borrowings, if it were unable to obtain a waiver from the lenders.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Net sales	$72,113	$98,521	$142,104	$192,707
Cost of sales	53,215	69,476	104,597	136,270
Gross profit	18,898	29,045	37,507	56,437
	26.2%	29.5%	26.4%	29.3%

Operating expenses:
Sales and marketing	9,570	11,818	19,604	24,869
Provision for doubtful accounts	290	119	876	472
General and administrative	7,248	8,892	14,702	17,475
Amortization	332	261	667	459
Other operating expenses	(49)	1,128	202	1,531
Total operating expenses	17,391	22,218	36,051	44,806

Income from operations	1,507	6,827	1,456	11,631
Interest income	(420)	(789)	(982)	(1,741)
Interest expense	2,936	3,065	6,020	6,174
Other (income) expense, net	(253)	54	(4,245)	(619)
(Loss) income before taxes	(756)	4,497	663	7,817

Income tax (benefit) provision	(136)	1,452	278	2,797
Net (loss) income	$(620)	$3,045	$385	$5,020

(Loss) earnings per share - basic	$(0.07)	$0.35	$0.05	$0.59
(Loss) earnings per share - diluted	$(0.07)	$0.35	$0.05	$0.58
Weighted average common shares - basic	8,533	8,580	8,533	8,580
Weighted average common shares - diluted	8,533	8,671	8,538	8,664

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	6/30/2009	6/30/2008	12/31/2008
Cash	$45,700	$29,416	$44,380
Receivables, net	56,066	72,953	60,581
Inventories, net	172,475	168,208	166,508
Other current assets	24,871	23,813	25,798
Total current assets	299,112	294,390	297,267

Property, plant and equipment, net	89,623	92,277	88,708
Other assets	66,654	82,925	67,343
Total assets	$455,389	$469,592	$453,318

Short-term debt	$960	$2,354	$3,325
Other current liabilities	51,324	69,128	59,229
Total current liabilities	52,284	71,482	62,554

Long-term debt	192,528	168,345	183,425
Other liabilities	51,435	56,389	50,258
Stockholders’ equity	159,142	173,376	157,081
Total liabilities and stockholders’ equity	$455,389	$469,592	$453,318

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 6/30/09
	GAAP	Adjustments	Adjusted
Band sales	$29,713	$—	$29,713
Piano sales	42,400	—	42,400
Total sales	72,113	—	72,113

Band gross profit	6,229	—	6,229
Piano gross profit	12,669	—	12,669
Total gross profit	18,898	—	18,898

Band GM %	21.0%		21.0%
Piano GM %	29.9%		29.9%
Total GM %	26.2%		26.2%

Operating expenses	17,391	—	17,391

Income from operations	1,507	—	1,507

Interest expense, net	2,516	—	2,516
Other (income) expense, net	(253)	—	(253)

Loss before income taxes	(756)	—	(756)

Income tax benefit	(136)	—	(136)

Net loss	$(620)	$—	$(620)

Loss per share - basic	$(0.07)		$(0.07)
Loss per share - diluted	$(0.07)		$(0.07)
Weighted average common shares - basic	8,533		8,533
Weighted average common shares - diluted	8,533		8,533

	Three Months Ended 6/30/08
	GAAP	Adjustments		Adjusted
Band sales	$41,018	$—		$41,018
Piano sales	57,503	—		57,503
Total sales	98,521	—		98,521

Band gross profit	8,953	571	(1)	9,524
Piano gross profit	20,092	—		20,092
Total gross profit	29,045	571		29,616

Band GM%	21.8%			23.2%
Piano GM%	34.9%			34.9%
Total GM%	29.5%			30.1%

Operating expenses	22,218	(1,062	)(1)	21,156

Income from operations	6,827	1,633		8,460

Interest expense, net	2,276	—		2,276
Other (income) expense, net	54	—		54

Income before income taxes	4,497	1,633		6,130

Income tax provision	1,452	607	(2)	2,059

Net income	$3,045	$1,026		$4,071

Earnings per share - basic	$0.35			$0.47
Earnings per share - diluted	$0.35			$0.47
Weighted average common shares - basic	8,580			8,580
Weighted average common shares - diluted	8,671			8,671

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects facility rationalization costs.

(2) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Six Months Ended 6/30/09
	GAAP	Adjustments		Adjusted
Band sales	$62,425	$—		$62,425
Piano sales	79,679	—		79,679
Total sales	142,104	—		142,104

Band gross profit	13,074	—		13,074
Piano gross profit	24,433	—		24,433
Total gross profit	37,507	—		37,507

Band GM %	20.9%			20.9%
Piano GM %	30.7%			30.7%
Total GM %	26.4%			26.4%

Operating expenses	36,051	—		36,051

Income from operations	1,456	—		1,456

Interest expense, net	5,038	—		5,038
Other (income) expense, net	(4,245)	3,434	(1)	(811)

Income (loss) before income taxes	663	(3,434)		(2,771)

Income tax provision (benefit)	278	(721)	(2)	(443)

Net income (loss)	$385	$(2,713)		$(2,328)

Earnings (loss) per share - basic	$0.05			$(0.27)
Earnings (loss) per share - diluted	$0.05			$(0.27)
Weighted average common shares - basic	8,533			8,533
Weighted average common shares - diluted	8,538			8,533

	Six Months Ended 6/30/08
	GAAP	Adjustments		Adjusted
Band sales	$80,518	$—		$80,518
Piano sales	112,189	—		112,189
Total sales	192,707	—		192,707

Band gross profit	17,478	1,003	(3)	18,481
Piano gross profit	38,959	—		38,959
Total gross profit	56,437	1,003		57,440

Band GM%	21.7%			23.0%
Piano GM%	34.7%			34.7%
Total GM%	29.3%			29.8%

Operating expenses	44,806	(1,062	)(3)	43,744

Income from operations	11,631	2,065		13,696

Interest expense, net	4,433	—		4,433
Other (income) expense, net	(619)	636	(1)	17

Income before income taxes	7,817	1,429		9,246

Income tax provision	2,797	529	(2)	3,326

Net income	$5,020	$900		$5,920

Earnings per share - basic	$0.59			$0.69
Earnings per share - diluted	$0.58			$0.68
Weighted average common shares - basic	8,580			8,580
Weighted average common shares - diluted	8,664			8,664

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects a gain on early extinguishment of debt.

(2) Reflects the tax effect of Adjustments.

(3) Reflects facility rationalization costs.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Cash flows from operating activities	$3,119	$3,710	$(5,981)	$1,431
Changes in operating assets and liabilities	(665)	3,566	8,957	9,449
Stock based compensation expense	(293)	(266)	(562)	(511)
Income taxes, net of deferred tax benefit	(136)	1,504	957	4,146
Net interest expense	2,516	2,276	5,038	4,433
Provision for doubtful accounts	(290)	(119)	(876)	(472)
Other	187	(56)	96	(335)
Non-recurring, infrequent or unusual cash charges	—	571	—	1,003
Adjusted EBITDA	$4,438	$11,186	$7,629	$19,144

Reconciliation from Net (Loss) Income to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Net (loss) income	$(620)	$3,045	$385	$5,020
Income taxes	(136)	1,452	278	2,797
Net interest expense	2,516	2,276	5,038	4,433
Depreciation	2,346	2,519	4,695	5,006
Amortization	332	261	667	459
Non-recurring, infrequent or unusual items	—	1,633	(3,434)	1,429
Adjusted EBITDA	$4,438	$11,186	$7,629	$19,144